Exhibit 32.1
SECTION 1350 CERTIFICATION (PRINCIPAL EXECUTIVE OFFICER)
In connection with the Annual Report of Lam Research Corporation (the “Company”) on Form 10-K for the fiscal period ending June 25, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Martin B. Anstice, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowldge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 15, 2017	/s/ Martin B. Anstice
Martin B. Anstice
President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Lam Research Corporation specifically incorporates it by reference.